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                                  Exhibit 10.39

                       LICENSE AND DISTRIBUTION AGREEMENT

           DATED as of, and effective from, the 30th day of July, 1998 between

      THE GLOBAL TRACKER CORPORATION ("GT"), a corporation duly organized and existing under the laws of the Province of Ontario, having offices at 66 Wellington Street West, Suite 5104, Toronto Dominion Bank Tower, Toronto Dominion Centre, Toronto, Ontario, CANADA M5K 1K2

                                       and

      TRACKER CORPORATION OF AMERICA, INC. ("TCA"), a corporation duly organized and existing under the laws of Delaware, having offices at 180 Dundas Street West, Suite 1505, Toronto, Ontario CANADA M5G 1Z8.

GT owns and is engaged in the business of licensing two dimensional bar-code technology used for the purposes of personal property identification and recovery; and

TCA wishes to acquire a license to use GT's Technology (as defined below) for its own use along with the right to distribute the Technology on an exclusive world-wide basis in accordance with the terms and conditions set out in this License and Distribution Agreement.

Intending to be legally bound, the parties agree as follows:

1.    DEFINITIONS

     1.1. "Confidential Information" means any information designated as confidential or which ought to be considered confidential from the circumstances surrounding its disclosure including without limitation any information related to the Technology, but does not include information which:

            (a) is known to the receiving party before receipt thereof from the other party, as evidenced by the receiving party's written records;

            (b) is disclosed to the receiving party in good faith by a third party who had a right to make such disclosure;

            (c) is made public by the originating party, or is established to be a part of the public domain otherwise than as a consequence of a breach by the receiving party of its obligations hereunder;

            (d)   is required by law to be disclosed; and


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            (e)   can be demonstrably proven to have been independently
                  developed by the receiving party.

     1.2. "Technology" means the executable object code of GT's proprietary two dimensional bar-code technology which provides its end-use customers with a highly secured and cost effective service to aid in the recovery of lost or stolen possessions.

     1.3.   "Territory" means the world.

2.   GRANT OF RIGHTS AND APPOINTMENT OF DISTRIBUTOR

     2.1.   Subject only to the conditions set out in this Agreement, GT:

            (a) appoints TCA as its authorized distributor of the Technology in the Territory for the term set out in Article 12 below; and

            (b) grants to TCA an exclusive, worldwide right and license to the Technology for its use, and its license or sub-license to third parties, directly, or indirectly, through sales agents, distributors or otherwise.

3.   OWNERSHIP OF THE TECHNOLOGY

     3.1. All right, title and interest in and to the Technology including, without limitation, all industrial and intellectual property rights, shall be and remain vested in GT or GT's affiliated companies or licensors. These rights are protected by United States and Canadian intellectual property right laws, international treaty provisions and other applicable national laws.

4.   COMPENSATION AND PAYMENT

     4.1. TCA will pay no royalties or other fees on revenue received by TCA under contracts between TCA and any third party in which the Technology is a component in the first year of the Initial Term (as defined below);

     4.2. After the first year, TCA will pay to GT royalties of twelve percent (12%) of the gross revenues payable to TCA under contracts between TCA and any other third party in which the Technology is a component;

     4.3. Royalties shall be payable monthly in arrears in accordance with the following procedure: TCA shall deliver to GT an amount equal to the Royalties payable with respect to revenue received by TCA under contracts between TCA and any third party in which the Technology is a component during a monthly period within thirty (30) days after the end of each month during the term of this Agreement (the "Royalty Deposit Day"), together with a written report showing its computation of Royalties actually due under this Agreement during the respective calendar month just completed.

5.   CONDITIONS OF TECHNOLOGY USE


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     5.1.   TCA will:

            (a) not modify the Technology in any manner whatsoever, without the prior written consent of GT;

            (b) to the extent permitted by law, not attempt to reverse engineer or otherwise render the Technology to a human-readable form in order to understand the Technology structure or details in any way, or to produce any work derived from the Technology;

            (c) not attempt to defeat any mechanisms that control the number of copies of the Technology allowed to operate simultaneously during any particular time period; and

            (d) allow the Technology only to be used and accessed by TCA's employees, agents or customers for the purposes of this Agreement who have a legitimate need and right to use the Technology, provided that such employees, agents or customers have entered into GT's standard form of license agreement which provides for the same or greater level of protection for Confidential Information as set out herein. TCA hereby accepts full responsibility and liability for the actions or omissions of its employees, agents or customers.

6.   DUTIES OF TCA

     6.1.   TCA shall:

            (a) use its best efforts to diligently promote and sell the Technology throughout the Territory.

            (b)   at its own cost and expense:

                  (i) display, operate and demonstrate the Technology in accordance with the instructions set forth in the then current user's manual provided for such Technology by GT;

                  (ii) conduct such sales promotion activities as are necessary to stimulate and promote the sale of the Technology in the Territory;

                  (iii) develop all necessary sales and marketing literature to promote and positions the Technology in each unique area of the Territory, including but not limited to translation and production of local language variants of said materials. TCA agrees to maintain the prominent display of GT's logo and proprietary rights in the Technology on all literature, brochures and other promotional materials;

                  (iv) maintain sales office facilities and a staff of trained sales personnel throughout the Territory;


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                  (v)      maintain a staff of trained technical and
                           administrative personnel to provide training and customer support services consistent with establishing and maintaining a high degree of customer proficiency and satisfaction with the Technology.

                  (vi) comply with all applicable laws and regulations within the Territory and/or each region of the Territory;

                  (vii) provide GT, within seven (7) days of the end of every calendar month, with a written report showing a list of all end-user customers who have purchased the Technology and who have executed GT's standard Software License and Software Support Agreements during the month;

                  (viii) provide GT, upon request, with information relating to potential end-user customers of the Technology, activities of competitors and such other information as GT may require from time to time about the Territory;

                  (ix) promptly notify GT of any complaints or problems reported or encountered, in connection with the design or operation of the Technology; and

                  (x) cause all end-user customers to execute GT's standard Software License and Software Support Agreements, and return same to GT in a timely manner.

7.   COMMERCIAL TERMS

     7.1. All monetary amounts in this Agreement, including but not limited to list prices and discounts, shall be in US dollars, unless expressly stated to the contrary.

     7.2. Prices for the Technology shall be as described in GT's applicable international price list as published and updated from time to time by GT. GT may at its sole discretion change the prices and such changed prices shall become effective ninety (90) days after written notification to TCA.

     7.3. Prices do not include sales tax or similar taxes. TCA shall pay such taxes either directly or when invoiced by GT, or shall supply appropriate tax exemption certificates in a form satisfactory to GT.

     7.4. TCA shall be responsible, at its own expense, for obtaining all necessary import permits and for the payment of any and all taxes and duties imposed on the delivery, importation, sale or license of the Technology in the Territory or other destination designated by TCA.

     7.5. TCA shall be free to determine its own resale prices to end-user customers. Any list prices published or provided by GT are suggestions only.


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8.   LEGAL RISK MANAGEMENT

            (a) THE OBLIGATIONS OF THE PARTIES EXPRESSLY STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS EXPRESSED OR IMPLIED. WITHOUT LIMITATION, TO THE FULLEST EXTENT ALLOWABLE BY LAW, THIS EXCLUSION OF ALL OTHER WARRANTIES AND CONDITIONS EXTENDS TO IMPLIED WARRANTIES OR CONDITIONS OF SATISFACTORY QUALITY, MERCHANTABLE QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW, OR FROM A COURSE OF DEALING OR USAGE OF TRADE.

            (b) THE PARTIES AGREE THAT EACH PARTY'S LIABILITY TO THE OTHER, UNDER ANY THEORY OF LAW OR EQUITY, INCLUDING WITHOUT LIMITATION, FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE INTENDED FULFILLMENT OF EACH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT, IS LIMITED TO THE AMOUNT REQUIRED TO REIMBURSE THE OTHER PARTY FOR DIRECT MONEY DAMAGES NOT TO EXCEED THE TOTAL AMOUNT PREVIOUSLY PAID BY TCA TO GT FOR THE SIX MONTH PERIOD IMMEDIATELY PRECEDING THE OCCURRENCE OF THE ERROR, OMISSION OR ACTION GIVING RISE TO THE LIABILITY CLAIM.

            (c) NEITHER PARTY WILL HAVE ANY LIABILITY WHATSOEVER FOR ANY SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS, ANTICIPATED REVENUE, SAVINGS OR GOODWILL OR OTHER ECONOMIC LOSS OF THE OTHER PARTY.

9.   PATENT, COPYRIGHT AND TRADE SECRET INDEMNITIES

     9.1. GT will indemnify and hold harmless TCA from any losses, damages, expenses (including legal fees), costs, penalties and liabilities whatsoever that are reasonable and that arise out of or in connection with any action or claim that the Technology provided by GT hereunder infringes or violates any patents, copyrights or trade secrets of any third party.

     9.2. GT will, at its own expense, defend any such action or claim and TCA will, at its own expense, assist in the defense, provided that, so long as GT can demonstrate sufficient financial resources, GT will control the defense and all negotiations related to the settlement of any such claim and further provided that any settlement intended to bind TCA will not be final without TCA's written consent, which will not be unreasonably withheld.

     9.3. TCA will promptly provide GT with written notice of any information that comes to its attention and that might lead to a claim that TCA may assert under this indemnity provision. Failure by TCA to notify GT of such information (or of any actual third


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            party claim), which results in GT being materially prejudiced, will relieve GT of its liability under this indemnity provision.

     9.4. If the Technology or any portion thereof are held to constitute an infringement and their use are enjoined by a final non-appealable decree, GT will have the obligation, at its own expense, to:

            (a) modify the infringing portion of the Technology without impairing in any material respect its functionality or performance, so that it is non-infringing;

            (b) procure for TCA the right to continue to exercise its rights under this Agreement, or

            (c) replace the technology with equally suitable, non-infringing software, provided that any replacement or modification does not prejudice TCA's right to market, sell and use the Technology and that the replacement or modification will be carried out in a manner intended to limit interruptions in TCA's use of the Technology and its marketing activities.

     9.5. Notwithstanding the foregoing, GT will have no liability to TCA with respect to any claim of patent or copyright infringement to the extent that the claim is based upon (i) the combination of the Technology with machines, systems or devices not approved by GT; and
            (ii) the modification by TCA of the Technology; or (iii) the use of the Technology not in accordance with user's manual.

10.  CONFIDENTIALITY

     10.1. TCA shall have a fiduciary level of care to hold GT's Confidential Information in strict confidence.

     10.2. TCA will use GT's Confidential Information strictly for the purposes contemplated under this Agreement.

11.  NON-COMPETITION

     11.1. TCA hereby covenants and agrees that during the term of this Agreement, and for a period of one (1) year following the termination of this Agreement, TCA shall not, for whatever reason and with or without cause, either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company, corporation or entity as principal, agent, employee, shareholder, owner, investor, partner or in any other manner whatsoever, directly or indirectly, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed by any person or persons, firm, association, syndicate, company, corporation or entity engaged in or concerned with or interested in the business of manufacturing producing, marketing, distributing or selling, for wholesale or retail, any products similar to or competitive with the Technology.



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     11.2.  The parties agree that all of the restrictions contained herein are reasonable and valid in these circumstances and will not unreasonably restrain the trade of TCA and all defenses to the strict enforcement thereby of GT are hereby waived by TCA.

12.   TERM AND TERMINATION

12.1. The Initial Term of this Agreement will be seven (7) years commencing from the date of execution of this Agreement and will be automatically renewed for one (1) further seven (7) year Renewal Term unless either of the parties gives notice to the other at east six (6) months prior to the end of the Initial Term of its intent not to renew.

12.2. Either party may terminate this Agreement in its discretion if, immediately upon written notice to the other party, the other party has a winding up or bankruptcy order made against it (other than for the purpose of a reconstruction or amalgamation not involving an insolvency of that party) or if a Receiver or Manager over any of its assets is appointed or if it becomes unable to pay its debts or if it enters into any arrangement or composition with or for the benefit of its creditors or if a resolution is passed for the voluntary winding up or dissolution of that party or if an Administrator is appointed in respect of that party or any of its assets or if it is dissolved or any analogous occurrence under any other jurisdiction.

12.3. GT may terminate this Agreement immediately upon written notice to TCA if TCA does not present to GT, within ninety (90) days of the end of the first year of the Initial Term, a written statement by TCA's auditors that TCA has entered into bona fide, arms-length license and support agreements with end-user customers, in which the Technology is a component and which, in the aggregate, will generate annual gross revenues to TCA in the second year of the Initial Term of at least $250,000.

13.   GENERAL

13.1. This Agreement is to be governed by and construed in all respects in accordance with the laws of the State of Georgia and the parties agree to submit to the non-exclusive jurisdiction of the courts of the State of Georgia as regards any claim or matter arising in relation to this Agreement.

13.2. The parties expressly waive any right they may have to trial by jury and agree that any proceeding shall be only to the court sitting without a jury.

13.3. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior communications.

13.4. If one or more of the provisions is found to be invalid or unenforceable, that provision shall be deemed to be severed herefrom tot he extent of the facts in dispute and the remaining provisions shall remain valid and enforceable.

13.5. This Agreement shall not be assigned by TCA without the prior written approval of GT, TCA shall not sub-license its rights under this Agreement to any other person or


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            entity and any such sub-license shall be null and void. GT shall have the right to assign the agreement without notice or consent of TCA.

     13.6. The execution and delivery of the Agreement by either party hereto by facsimile transmission will constitute valid execution and delivery of this Agreement.

     13.7.  Articles 3, 8, 9, 10 and 11 will survive termination of this
            Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first noted above.

THE GLOBAL TRACKER                  TRACKER CORPORATION OF AMERICA:
CORPORATION:


/s/ Jay S. Stulberg                 /s/ Bruce I. Lewis
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Signature                           Signature


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Name                                Name


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Title                               Title



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